EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into Indiana Gas Company, Inc.'s previously filed Registration Statements File No. 333-82111.




/s/Arthur Andersen LLP
Arthur Andersen LLP


Indianapolis, Indiana
December 29, 1999